UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 15, 2016

EQUINIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor
Redwood City, California 94065
(650) 598-6000
(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 15, 2016, Equinix, Inc. (“Equinix”) completed the previously announced acquisition of the entire issued share capital of Telecity Group plc (“Telecity”) (the “Transaction”). As a result of the Transaction, Telecity has become a wholly-owned subsidiary of Equinix.

The consideration for the Transaction was comprised of a cash payment of approximately $1.7 billion and the issuance of approximately 6.8 million shares of Equinix common stock valued at $2.1 billion based on the closing price of Equinix common stock as of January 14, 2016. This amount excludes any value attributed to the Telecity employee equity awards assumed, which will be finalized at a later date.

A copy of the press release announcing the completion of the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, Equinix will issue approximately 6.8 million shares of its common stock, par value $0.001 per share, to holders of Telecity’s outstanding securities as consideration in the Transaction. The shares are being issued in reliance on the exemption afforded by Section 3(a)(10) of the Securities Act of 1933 following the sanction of the High Court of England and Wales.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Hughes has been elected to the Board of Directors (the “Board”) of Equinix effective January 15, 2016. Prior to the completion of the Transaction, Mr. Hughes was the Executive Chairman of Telecity.

With the election of Mr. Hughes, Equinix’s Board now consists of 10 members. As a member of Equinix’s Board, Mr. Hughes will receive Equinix’s standard compensation for non-employee directors. Mr. Hughes has not been appointed to any committees of the Board.

Prior to the closing of the Transaction, Mr. Hughes beneficially owned 63,000 shares in Telecity. Pursuant to a pre-existing agreement with Telecity, as a result of the termination of Mr. Hughes’s employment as Executive Chairman, Mr. Hughes is entitled to receive from Telecity a separation payment of £189,562.50 (less applicable deductions). Additionally, an outstanding Telecity equity award held by Mr. Hughes prior to the closing will be replaced with an Equinix award, which will vest on its original vesting schedule with a vesting date of June 18, 2018.

On January 15, 2016, Equinix issued a press release announcing the election of Mr. Hughes to the Board. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Transaction Announcement dated January 15, 2016.
99.2	Director Announcement dated January 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 15, 2016	EQUINIX, INC.

	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Transaction Announcement dated January 15, 2016.
99.2	Director Announcement dated January 15, 2016.